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                                                                      EXHIBIT 99


                      PRESS RELEASE DATED OCTOBER 11, 2001

FREEPORT-MCMORAN OIL AND GAS
ROYALTY TRUST

THE CHASE MANHATTAN BANK, TRUSTEE

                                  NEWS RELEASE

TEXAS CIRCUIT- FOR IMMEDIATE RELEASE

HOUSTON, TEXAS (October 17, 2001) FREEPORT-MCMORAN OIL AND GAS ROYALTY TRUST (OTC Bulletin board Symbol: FMOLS) announced on October 11, 2001, in accordance with a shareholder proposal approved at a Special Meeting of Unitholders held on October 5, 2001, the Trustee sold the royalty interest held by the Trust to Texas Standard Oil Company, a Texas corporation, for $1,000 in cash.


The Trustee expects to make a liquidating distribution of Trust assets, less amounts withheld by the Trustee for contingent liabilities of the Trust, to the Unitholders prior to year-end in accordance with the proposal approved at the meeting.



               CONTACT: FREEPORT-MCMORAN OIL AND GAS ROYALTY TRUST
                        THE CHASE MANHATTAN BANK, TRUSTEE
                        MIKE ULRICH (512) 479-2562
                        WWW.BUSINESSWIRE.COM/CNN/FMOLS.HTM